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                                                                   EXHIBIT 10.17

UNION BANK OF CALIFORNIA                       FRESNO COMMERCIAL BUSINESS CENTER

Mr. James Dillon, C.E.O.                                          April 16, 1998
W.R. Carpenter, North America
Upright, Inc.
1775 Park Street                                       AMENDED AS OF MAY 5, 1998
Selma, CA. 93662

Dear Mr. Dillon:

Upon your acceptance hereof as provided below, this letter will serve as confirmation of Union Bank of California's ("Bank") commitment to hold available for Upright, Inc. ("Borrower") credit facilities in the aggregate total amount of Twenty Million Dollars ($20,000,000). This commitment is subject to the following terms and conditions:

Borrower:               Upright, Inc.

FACILITY NUMBER ONE:    Revolving Line of Credit
Amount:                 $20,000,000
Maturity:               October 1, 1999

Purpose:                a.  To provide for required development funds related to
                            the Madera Expansion facilities.

                        b. General & Administrative expenses, pertaining to operation of facilities in the Selma and Madera locations.

                        c. Utilization for all general purposes related to either of the locations, in Selma or Madera, CA.

Interest Rate:          Union Bank of California Reference Rate minus one half
                        of one percent (1/2%), or Libor plus 120 basis points.
                        (Libor funding limited to a maximum of three month contracts, with a minimum dollar amount of $100,000)

Repayment:              Interest monthly; no clear or out of debt period
                        required, periodic principal reductions, all due and payable at maturity. (Permanent reduction of principal and commitment, will occur with advance designated for Real Estate secured term financing on or about June
                        1999) See Facility Number two.

Collateral:             Security Agreement assuring a first priority position
                        covering Accounts Receivable and Inventory. All necessary UCC filings to prefect such security interest.
                        An executed agreement not to encumber or hypothecate the land intended for development (aprox. 38.95 acres), located in Madera, CA.

Fee:                    Waived

7108 NORTH FRESNO STREET, SUITE 200, FRESNO,
CALIFORNIA 93720
TEL: 209-436 2728 FAX 209-436 2713 800-972 6686


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James Dillon
April 16, 1998 (Amended as of May 5, 1998)
Page- 2

FACILITY NUMBER TWO:    Commercial Real Estate Term Loan

Amount: Maximum Advance, not to exceed 80% of value determined by Bank appraisal for completed improvements.

Maturity:               Fifteen Years (Based on an amortization of twenty years)

Purpose: To fund a long term loan for the improvements completed on or about June 1999, with regard to the Madera facilities. (As outlined in proposed development and construction schedule provided by Borrower). Initial advance funding of this loan will be applied to the revolving credit facility; thereby reducing its future availability for a like amount.

Interest Rate:          Options:

                        Variable Rate of Interest: Tied to the Bank's Reference Rate minus one quarter (1/4%).

                        Fixed Rate of interest:

                        Option A: The Bank's Adjusted Treasury Index plus 125 basis points; this rate can be locked for a maximum of 30 days prior to funding.

                        Option B: Three Month LIBOR Rate plus 150 basis points; this rate can be locked for a predetermined period of time, utilizing a Forward Swap to hedge any interest changes that might occur. (For example: had a swap agreement been signed on April 15, 1998, the All-in-rate for the full term of the loan would have been: 7.68%). NOTE THIS RATE IS NOT A COMMITMENT MERELY AN EXAMPLE, HAD A CONTRACT BEEN EXECUTED.

Repayment:              Requirements vary depending on the option selected:
                        Variable Rate Option: Interest and principal monthly.

                        Fixed Rate Options:

                        Option A: Interest and principal monthly.

                        Option B: Interest and principal paid quarterly, based
                                  on the three month Libor contract.

All repayment options require automatic debit to predetermined borrower deposit account.


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James Dillon
April 16, 1998 (Amended as of May 5, 1998)
Page- 3


Collateral:             First Trust deed, title insured.

Fee: One half of one percent (1/2%) on the full advance amount for term debt.


FINANCIAL COVENANTS      (Pertaining to the Revolving Credit Facility Only)
This facility would be governed by a loan agreement containing, among other things, mutually acceptable financial covenants as indicated below:

      Minimum Current Ratio:         No less than 1.20:1 measured Quarterly
      Maximum Debt to TNW:           No greater than 3.0:1 measured at FYE
      Minimum Debt Coverage:         No less than 1.2:1 measured at FYE

FINANCIAL COVENANTS (Pertaining to the Commercial Real Estate Facility Only) This facility would be governed by a loan agreement containing, among other things, mutually acceptable financial covenants as indicated below:

      Minimum Debt Coverage:         No less than 1.2:1 measured at FYE

All debts now or hereafter due from the corporation to officers, stockholders or inter company obligations are to be subordinate to the bank as long as debt exists with the bank. The Bank agrees to allow scheduled payments of inter-company debt as long as compliance is maintained with all remaining covenants as identified.

REPORTING REQUIREMENTS

Reporting requirements would likely include, but not limited to, the following:

       * Annual Audited Financial Statement, due within 120 days of fiscal year end.
       * Quarterly Interim Financial Statements, due within 45 days of each period end.
       * Quarterly aging of Accounts Receivable and Payable, due within 45 days of period.
       * Quarterly work in progress and backlog reporting, due within 45 days of period.
       * Annual Financial Statement of W.R. Carpenter North America, Inc.


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James Dillon
April 16, 1998 (Amended as of May 5, 1998)
Page- 4

CONDITIONS PRECEDENT

Borrower will have executed and delivered to Bank any and all promissory notes, contracts, instruments and any documents, including, without limitation, Loan and Security Agreements, and all other documentation required by Bank, containing customer representation, warranties, covenants, and conditions for this type of credit facility and otherwise acceptable to Bank. The terms of these documents shall supplement the terms of this letter. In the event of any conflict, said documents will prevail.

OTHER REQUIREMENTS; SUBJECT TO REVIEW AND ACCEPTANCE

The Bank is to be provided a true and current copy of a Phase I Environmental survey pertaining to the acreage recently acquired from the City of Madera by Upright, Inc. for the purpose of development. This property has been described as aprox. 39 acres. The Bank's environmental department will review this survey in order to determine whether any action may be necessary prior to the Bank securing subject property as collateral for proposed loan. All costs for this review will be the responsibility of the borrower.

Borrower agrees that all liens associated with the development of the Madera facilities are to be satisfied prior to funding of the Bank Real Estate Term Loan. If disputes exist between contractor, sub-contractor and Upright, Inc., borrower agrees to provide the necessary bond to satisfy the title company in order that title insurance can be issued with clear title to the Bank. Borrower to advise the Bank of ownership or control changes that exceed 10% of the outstanding stock.

The borrower will execute an agreement not to encumber or hypothecate the +- 39 acres located in Madera, preserving it as collateral for Union Bank of California, term loan financing.

Borrower is responsible for the following costs and expenses related to this commitment:

        a.      Bank Appraisal required for Real Estate Term Loan

        b. Title insurance and all endorsements necessary for documentation of security with First Trust Deed. General liability, hazard, flood (if required), and workers compensation coverage.

        c. Environmental search and evaluations of property acquired, including the review of the existing Phase I assessment that will be supplied by Upright, Inc.

        d. Recording and filing fees for Trust Deeds and UCC security filings.

        e. All other out of pocket expenses that may be necessary for perfection of security position requested by Bank.

All legal matters will be satisfactory to the Bank's counsel, including, but not limited to, all documentation and the perfection and priority of Bank's security interest.


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James Dillon
April 16, 1998 (Amended as of May 5, 1998)
Page- 5

The Bank reserves the right to terminate this commitment if the Bank deems there to be a material adverse change in the financial condition of Borrower, or any material decline in the market value of any collateral required hereunder.

This commitment will be null and void if not accepted by your return of a signed copy of this letter by May 20, 1998 and will terminate on June 15, 1998 unless the required documents for the loan(s), are fully executed and delivered to the Bank and all conditions hereof fulfilled to the satisfaction of the Bank.

Union Bank of California is pleased to offer you the credit facilities described above, and we look forward to working with you in the future. Should you have any questions regarding any of the above, please don't hesitate to give me a call.


Respectfully,

UNION BANK OF CALIFORNIA,
/s/ Phil Lacey
--------------------------
Phil Lacey
Vice President
Senior Commercial Officer

Acceptance Confirmed By:
Upright, Inc.
/s/ James T. Dillon
---------------------------
Name:  James T. Dillon
Title: CEO
Date:  5/7/98

cc:   Barris Evulich, Alan Harper